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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP

We consent to the incorporation of our report by reference in the registration statement on Form S-3 of TC PipeLines, LP, dated December 12, 2008, of our report dated February 27, 2008 with respect to the balance sheets of Northern Border Pipeline Company as of December 31, 2007 and 2006, and the related statements of income, comprehensive income, cash flows, and changes in partners' equity for each of the years in the three-year period ended December 31, 2007, which report appears in the December 31, 2007 annual report on Form 10-K of TC PipeLines, LP, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Houston, Texas

December 12, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM